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               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                           SSGA FUNDS MANAGEMENT, INC.
                                       AND
                         THE SELECT SECTOR SPDR(R) TRUST

                  This Agreement is made as of this first day of December, 2003, between The Select Sector SPDR Trust, a Massachusetts business trust (the "Trust"), and SSgA Funds Management, Inc., a Massachusetts corporation (the "Adviser").

                  WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), currently consisting of the nine separate portfolio series set forth on Exhibit A to this Agreement (each a "Fund" and collectively, the "Initial Funds"), each having its own investment policies; and

                  WHEREAS, the Adviser is in the business of providing investment advisory services; and

                  WHEREAS, the Trust retained the Adviser to render investment advisory services to the Trust with respect to the Initial Funds and such other series subsequently established by the Trust and made subject to this Agreement in accordance with paragraph 1(b) (the "Additional Funds") (the Initial Funds together with the Additional Funds being referred to herein as the "Funds") pursuant to an Investment Advisory Agreement between the parties dated May 1, 2001, and the Adviser is willing to render such services; and

         WHEREAS, the parties wish to amend and restate such Investment Advisory Agreement to reflect certain non-material changes;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Trust and Adviser agree as follows:

1. APPOINTMENT OF ADVISER.

                  (a) Initial Funds: The Trust hereby appoints the Adviser to act as investment adviser to the Initial Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Trust warrants that the Adviser has been duly appointed to act hereunder.

                  (b) Additional Funds: In the event that the Trust establishes one or more series other than the Initial Funds with respect to which it desires to retain the Adviser to render investment advisory services hereunder, it shall so notify the Adviser in writing, indicating the advisory fee to be payable with respect to each Additional Fund. If the Adviser is willing to render such services, it shall so notify

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         the Trust in writing, whereupon each such Additional Fund shall become a Fund hereunder. In such event, a writing signed by both the Trust and the Adviser shall be annexed hereto as a part hereof indicating that each such Additional Fund has become a Fund hereunder and reflecting the agreed-upon fee schedule for each such Additional Fund.

2. ADVISORY DUTIES. Subject to the supervision of the Board of Trustees of the Trust (the "Board"), the Adviser shall manage the investment operations and determine the composition of the portfolio of each Fund, including the purchase, retention and disposition of the securities and other instruments held by the Fund, in accordance with such Fund's investment objective and policies as stated in the then current prospectus and Statement of Additional Information for such Fund contained in the Trust's Registration Statement on Form N-1A (the "Registration Statement"), as such prospectus and Statement of Additional Information are amended or supplemented from time to time. The Adviser's duties hereunder are subject to the following understandings:

                  (a) The Adviser shall provide supervision of investments, furnish a continuous investment program for the Funds, determine from time to time what investments or securities will be purchased, retained or sold by the Funds, and what portion of the assets will be invested or held uninvested as cash;

                  (b) The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Trust's Declaration of Trust, By-Laws, Registration Statement and the terms and conditions of the order of exemption under the 1940 Act of the Securities and Exchange Commission (IC Release No. 23492) (October 20, 1998) granted pursuant to the Second Amended and Restated Application No. 812-10662, and with the instructions and directions of the Board, provided, however, the Adviser shall not be responsible for acting contrary to any of the foregoing that are changed without notice of such change to the Adviser; and the Adviser shall conform to and comply with the applicable requirements of the 1940 Act and all other applicable federal or state laws and regulations;

                  (c) The Adviser shall promptly communicate to the officers and Trustees of the Trust such information relating to transactions of the Funds as they may reasonably request. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased, provided that all accounts are treated equitably and fairly. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transactions, shall be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients;

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                  (d) The Adviser shall maintain books and records with respect to the Trust's securities transactions and shall render to the Board such periodic and special reports as the Board may reasonably request;

                  (e) The Adviser shall provide the Trust with a list of all securities transactions as reasonably requested by the Trust;

                  (f) The investment advisory services of the Adviser to the Trust under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others; and

                  (g) The Adviser shall initially determine and make such modifications to the identity and number of shares of the Deposit Securities required for a Fund Deposit for each Fund as may be necessary as a result of rebalancing adjustments and corporate action events (and may give directions to the Trust's Custodian with respect to such designation).

3. EXECUTION AND ALLOCATION OF PORTFOLIO BROKERAGE COMMISSIONS. The Adviser, subject to and in accordance with any directions which the Board may issue from time to time, shall place, in the name of the Trust, orders for the execution of the securities transactions in which any Fund is authorized to invest. When placing such orders, the primary objective of the Adviser shall be to obtain the best net price and execution ("best execution") for the Trust but this requirement shall not be deemed to obligate the Adviser to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The Trust recognizes that there are likely to be many cases in which different brokers are equally able to provide such best execution and that, in selection among such brokers with respect to particular trades, it is desirable to choose those brokers who furnish "brokerage and research services" (as defined in Section 28(e)(3) of the Securities and Exchange Act of 1934) or statistical quotations and other information to the Trust and/or the Adviser in accordance with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Board determines as a matter of general policy that the Trust and the respective Funds will benefit, directly or indirectly, by doing so, the Adviser may place orders with a broker who charges a higher commission than another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of brokerage and research services provided by that broker. Accordingly, the Trust and the Adviser agree that the Adviser shall select brokers for the execution of any Fund's securities transactions from among:

                  a. Those brokers and dealers who provide brokerage and research services, or statistical quotations and other information to the Trust, specifically including the quotations necessary to determine the Trust's net assets, in such amount of total brokerage as may reasonably be required in light of such services.

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                  b. Those brokers and dealers who provide brokerage and
         research services to the Adviser which relate directly to portfolio securities, actual or potential, of the Trust, or which place the Adviser in a better position to make decisions in connection with the management of the Trust's assets, whether or not such data may also be useful to the Adviser in managing other portfolios or advising other clients, in such amount of total brokerage as may reasonably be required.

                  The Adviser agrees that no investment decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Adviser's primary duty to obtain the best execution for the Trust.

4. BOOKS AND RECORDS. The Adviser shall keep the Trust's books and records required to be maintained by it pursuant to paragraph 2(d) hereof. The Adviser agrees that all records which it maintains for the Trust are the property of the Trust and it shall surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Securities and Exchange Commission (the "Commission") under the 1940 Act any such records as are required to be maintained by Rule 31a-1(f) of the Commission under the 1940 Act. Nothing herein shall prevent the Adviser from maintaining its own records as required by law, which may be a duplication of the Trust's records.

5. REPORTS TO ADVISER. The Trust agrees to furnish the Adviser at its principal office all prospectuses, proxy statements, reports to stockholders, sales literature or other material prepared for distribution to shareholders of the Trust or the public, which refer in any way to the Adviser, if reasonably practicable ten (10) days prior to use thereof and not to use such material if the Adviser should object thereto in writing within seven (7) days after receipt of such material; provided, however, that the Adviser hereby approves all uses of its name which merely refer in accurate terms to its appointment as investment adviser hereunder, which merely identifies the Trust, or which are required by the Commission or a state securities commission. In the event of termination of this Agreement, the Trust shall, on written request of the Adviser, forthwith delete any reference to the Adviser from any materials described in the preceding sentence. The Trust shall furnish or otherwise make available to the Adviser such other information relating to the business affairs of the Trust as the Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

6. PROXIES. Unless the Trust gives written instructions to the contrary, the Adviser shall vote or not vote all proxies solicited by or with respect to the issuers of securities in which assets of any Fund may be invested. The Adviser shall use its best good faith judgment to vote or not vote such proxies in a manner which best serves the interests of the Trust's shareholders.

7. EXPENSES. During the term of this Agreement, the Adviser shall pay all of its own expenses incurred by it in connection with its activities under this Agreement and each

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Fund of the Trust shall bear all expenses that are incurred in its operations not specifically assumed by the Adviser.

                  Expenses borne by each Fund will include but not be limited to the following (or the Fund's proportionate share of the following): (a) brokerage commissions relating to securities purchased or sold by the Fund or any losses incurred in connection therewith; (b) fees payable to and expenses incurred on behalf of the Fund by the Trust's administrator; (c) expenses of organizing the Trust and the Fund; (d) fees and expenses of registering and maintaining the registration of the Fund's shares and the Trust under federal securities laws and making and maintaining any notice filings required under any state securities laws; (e) fees and salaries payable to the Trust's Trustees and officers who are not officers or employees of the Adviser or any underwriter of the Trust; (f) taxes (including any income or franchise taxes) and governmental fees; (g) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (h) any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Trust or the Fund for violation of any law; (i) legal, accounting and auditing expenses, including legal fees of special counsel for the independent Trustees, if any; (j) charges of custodians, transfer agents and other agents; (k) costs of preparing share certificates (if any); (l) expenses of setting in type and printing prospectuses and Statements of Additional Information and supplements thereto for existing shareholders, reports and statements to shareholders and proxy material; (m) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Trust or the Fund; and (n) fees and other expenses incurred in connection with membership in investment company organizations.

8. COMPENSATION OF THE ADVISER. For the services to be rendered by the Adviser as provided in this Agreement, the Trust shall pay to the Adviser such compensation as is designated in Exhibit A to this Agreement, so long as the Adviser has not waived all or a portion of such compensation.

9. LIMITATION OF ADVISER'S LIABILITY. In the absence of (a) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder, (b) reckless disregard by the Adviser of its obligations and duties hereunder, or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case, any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Adviser shall not be subject to any liability whatsoever to the Trust, or to any shareholder of the Trust, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Trust.

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10. DURATION AND TERMINATION.

                  (a) This Agreement shall become effective with respect to each Initial Fund on the date hereof, or, with respect to any Additional Fund on the date of the written notification specified in Section 1(b). This Agreement, unless sooner terminated as provided herein, shall continue for each Fund for one year following the effective date of this Agreement with respect to the Fund, and thereafter shall continue for periods of one year so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting such approval, and (b) by the Board or by vote of a majority of the outstanding voting securities of the Fund in accordance with the provisions of the 1940 Act.

                  (b) This Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board or by the majority vote of either the entire Board or by vote of a majority of the outstanding voting securities of the Fund (in accordance with the provisions of the 1940 Act) on 60 days' written notice to the Adviser. This Agreement may also be terminated by the Adviser on 90 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

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11. CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts and any applicable federal law.

12. LIMITATION OF LIABILITY. The Declaration of Trust dated June 10, 1998, establishing the Trust, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name The Select Sector SPDR(R) Trust means the Trustees from time to time serving (as Trustees but not personally) under such Declaration of Trust. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

                  IN WITNESS WHEREOF, the due execution hereof as of the date first above written.

Attest:                                  THE SELECT SECTOR SPDR(R) TRUST

By:    /s/ Stephanie M. Nichols          By:     /s/ Mary Moran Zeren
   ----------------------------------       ----------------------------------
                                                 Mary Moran Zeren
                                         -------------------------------------
                                         (Name)
                                                     Secretary
                                         -------------------------------------
                                         (Title)

Attest:                                  SSGA FUNDS MANAGEMENT, INC.

By:         /s/ Mark Duggan              By:      /s/ Agustin J. Fleites
   ----------------------------------       ----------------------------------
                                                   Agustin J. Fleites
                                         -------------------------------------
                                         (Name)
                                                       Principal
                                         -------------------------------------
                                         (Title)

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                                    EXHIBIT A

                  As consideration for the Adviser's services to each of the following Funds, the Adviser shall receive from each Fund an annual advisory fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund's average daily net assets during the month:

                                                         Annual percentage of
                                                           average daily net
                  Fund                                           assets
THE MATERIALS SELECT SECTOR SPDR FUND                            .05%
THE CONSUMER DISCRETIONARY SELECT SECTOR SPDR FUND               .05%
THE CONSUMER STAPLES SELECT SECTOR SPDR FUND                     .05%
THE HEALTH CARE SELECT SECTOR SPDR FUND                          .05%
THE ENERGY SELECT SECTOR SPDR FUND                               .05%
THE FINANCIAL SELECT SECTOR SPDR FUND                            .05%
THE INDUSTRIAL SELECT SECTOR SPDR FUND                           .05%
THE TECHNOLOGY SELECT SECTOR SPDR FUND                           .05%
THE UTILITIES SELECT SECTOR SPDR FUND                            .05%

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